Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 27, 2019, relating to the financial statements of Beyond Meat, Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.
/s/ Deloitte & Touche LLP
Los Angeles, California
July 29, 2019